10.1

LAND O'LAKES PURINA FEED LLC
AUTHORIZED MARKET DEVELOPMENT DEALER AGREEMENT

This Authorized Market Development Dealer Agreement ("Agreement") is made effective as of this 23 day of November, 2009, between:

LAND O'LAKES PURINA FEED LLC
1080 County Road F West
Shoreview, MN 55126
("LOLPF")

and

Mary Feed & Supply, Inc
12901 W Okeechobee Rd
Hialeah Gardens, FL 33018
("AMDD")

1. Nature and Scope of the Agreement. LOLPF manufactures and/or sells certain animal feeds and related products under various LOLPF brand names, including those sold under the Purina Mills® brand name ("LOLPF Products"). The distribution of LOLPF Products is accomplished, in part, through Authorized Market Development Dealers. AMDD is in the business of selling animal feeds and related products to consumers at retail, and wishes to be an Authorized Market Development Dealer under the terms of this Agreement. Exhibit A, attached hereto and incorporated herein, is a list of LOLPF Products as of this date, covered by this Agreement. The products covered by this Agreement are limited to those items set forth on Exhibit A, as it may be amended from time to time by LOLPF, in writing, in accordance with the terms of this Agreement. AMDD acknowledges that LOLPF is, and may in the future be, involved in the distribution and sale of other products, not listed on Exhibit A, and that this Agreement does not pertain to such other products.

2. AMDD Appointment. This Agreement will be effective when properly executed by LOLPF and delivered to AMDD. So long as the Agreement is in effect, AMDD is authorized to act as an authorized, independent member of the LOLPF sales network as an authorized dealer in one or more of the following general categories as indicated by a check mark in the relevant box(es) below:

☒ **Lifestyle**
☒ **Grass Cattle**
☒ **Livestock/All Other**

AMDD hereby accepts such appointment. AMDD will conduct its business as an Authorized Market Development Dealer only at the location(s) identified in Exhibit B (individually and collectively "Location"), which is attached hereto and incorporated herein. Exhibit B may be amended from time to time by LOLPF, in writing. AMDD may not relocate any operation from a Location without the prior written approval of LOLPF, which shall be given if the change in Location is consistent with the long-term business interests of LOLPF, determined in the exercise of LOLPF's business judgment.

3. Documents Incorporated By Reference; Reserved Rights. The relationship between LOLPF and the AMDD, during and after the term of this Agreement, is subject to and limited by the terms and provisions of this Agreement, as well as any documents incorporated into this Agreement by reference. The Agreement does not create rights or obligations beyond its express terms. LOLPF and AMDD acknowledge that the distribution of items such as LOLPF Products is characterized by changes in distribution patterns, channels and modes of operation. Nothing in this Agreement is intended to restrict the ability of LOLPF to respond to and take advantage of market opportunities by reason of such developments. In particular and without limitation, this Agreement is not intended to affect or limit, and does not restrict, LOLPF's ongoing rights to appoint other dealers regardless of location, to appoint or do business with other types of dealers or distribution systems using customized or multiple versions of agreements or without a form of dealer agreement, to develop and implement distribution programs for different categories of customers or channels of distribution, to sell directly to retail customers, or to exercise its business judgment as to the items that will be included as LOLPF Products, or other aspects of business judgment not expressly addressed herein.

Accepted By (Initials): LA

.. **Independent Contractual Relationship.** LOLPF and AMDD have entered into this Agreement with the understanding that it establishes the terms and principles which will govern the relationship between them. AMDD has no authority, express or implied, to act as an agent of LOLPF for any purpose. AMDD will perform all obligations imposed by this Agreement as an independent businessperson, and this Agreement will not be deemed to create a partnership or joint venture between the parties. AMDD is wholly responsible for its own business activities, including the development of marketing and business plans and the hiring, supervision and termination of its employees. No fiduciary or franchise relationship is intended or created by reason of this Agreement.

5. **Additional Documents.** LOLPF and AMDD agree and acknowledge that sales through Authorized Market Development Dealers is one of many means by which LOLPF seeks to develop and continue all present and potential markets and profit opportunities for LOLPF. One aspect of that effort involves LOLPF's issuance of various documents, policies, and price lists (together referred to as "Additional Documents") to AMDD, specifically designated by LOLPF as "Additional Documents" being incorporated by reference into this Agreement. Any document identified as an "Additional Document" will have objectives that are consistent with the purpose of this Agreement and will not deprive AMDD of rights expressly granted in this Agreement. In consideration for LOLPF's ongoing efforts to improve the distribution of LOLPF Products, AMDD agrees to be bound by the terms and provisions of the Additional Documents, as they are currently in effect and as they may be changed by LOLPF from time to time.

6. **Specific Performance Agreements.** LOLPF and AMDD may, from time to time, enter into additional written agreements, performance plans, incentive plans and similar documents or into agreed statements expressly intended to clarify and reaffirm a provision of this Agreement (together referred to as "Specific Performance Agreements") signed by the parties and specifically identified as a Specific Performance Agreement. Specific Performance Agreements are one possible means of focusing AMDD on steps to maximize opportunities for the sale of LOLPF Products and the framework for achieving those objectives at a specific Location. All such Specific Performance Agreements shall be incorporated by reference into this Agreement and are subject to the provisions of this Agreement governing performance and termination.

7. **Primary Business Development Area.** AMDD may make sales at retail (and not for further resale) from any Location listed in Exhibit B to end-users in direct transactions. Sales through mail order or in electronic commerce are not authorized, except as LOLPF may determine in its sole business judgment, through a specific written approval. AMDD is not authorized to use LOLPF's trade names or trademarks in connection with mail order sales or electronic commerce, except as LOLPF may determine in its sole business judgment, through a specific written approval. However, AMDD will not advertise or sell LOLPF Products in areas where AMDD is not able to provide timely service to customers. Sales for export outside the United States or to customers who intend to use LOLPF Products outside the United States are prohibited.

8. **Sub-Dealers.** In the event AMDD believes that it is desirable to develop a relationship with non-retail customers who would act as "sub-dealers", AMDD shall so advise LOLPF. No such sub-dealer relationship will be established by AMDD without the prior written consent of LOLPF, which may include a form of agreement directly between the sub-dealer and LOLPF, provisions for conversion of the relationship to a direct dealer relationship, and other conditions of approval applicable to AMDD and/or a sub-dealer as LOLPF determines in its business judgment.

9. **Customer and Territorial Restrictions.** AMDD expressly acknowledges that the object of its appointment is to maximize sales of LOLPF Products in an area proximate to the Location, which area may be further specified in writing by LOLPF. AMDD will use its best efforts to achieve maximum sales in that proximate area, including, where applicable, by developing and executing its Business Plan, as provided below. Sales made in other areas, and in particular, sales efforts that appear, in LOLPF's business judgment, to be designed to trade on the efforts of other LOLPF dealers and impair the business operations of other LOLPF dealers will not be credited in any assessment of AMDD's performance. If LOLPF determines, based on its business judgment, that AMDD's sales efforts in more distant areas are impairing the AMDD's ability to achieve market penetration in the area immediate proximate to a Location, LOLPF may restrict some or all of AMDD's sales to a specific geographic area proximate to the Location.

Accepted By (Initials): LR

10. Performance Measurements. LOLPF will evaluate the AMDD's performance, usually on an annual basis, using criteria and measurement systems LOLPF develops. Currently, these criteria may include tons of LOLPF Product of each specie purchased, market share, profitability needed to sustain growth, and customer satisfaction, as determined by LOLPF. LOLPF reserves the right to change such criteria or any measurement system at any time in the exercise of its business judgment as to the long-term needs and interests of the business. In addition to the criteria described above, LOLPF may, from time to time, review and evaluate other aspects of performance by AMDD, including but not limited to sales performance in various customer and market segments, or sales performance in specific segments of LOLPF Products.

11. Business Plans. LOLPF may, from time to time throughout the term hereof, require AMDD to prepare and submit to LOLPF a complete, accurate, and reasonably detailed business plan, addressing, among other things, AMDD's marketing, training, and facilities plans, and operating budget, as well as historic and projected performance criteria, product volume targets, and any other specific areas of business operations which LOLPF may request for AMDDs generally or for the above-referenced Dealer in particular. In adopting items in its business plan, AMDD represents that it believes that the objectives stated can reasonably be achieved and that it intends to take steps to achieve them.

12. Performance Improvement Program. If LOLPF is not satisfied with the performance of AMDD or AMDD's business plan, LOLPF may, at its option and in its sole judgment, elect to place AMDD on a program intended to give AMDD an opportunity to improve its performance to a level acceptable to LOLPF or, if they are unable to do so, to provide for an orderly end to the relationship. In connection with this program, LOLPF may provide AMDD with a written statement of specific required performance targets, consistent with the terms of this Agreement, to be accomplished within a designated period, which may also include interim milestones.

13. Dealer Advertising and Promotion. AMDD acknowledges that, in the ordinary course of its business, its sales efforts may involve expenditures for advertising and promotion. If requested by LOLPF, AMDD will establish a budget for such efforts, after consultation with LOLPF, with appropriate and proportionate emphasis on AMDD's sale of LOLPF Products, and will execute its advertising and promotion plan in accordance with its budget. In the event AMDD is not meeting its sales performance objectives, AMDD will make reasonable adjustments in its advertising and promotion activities to support its sales objectives.

14. Conflicting Activities. LOLPF expects that AMDD will actively promote, sell, and service LOLPF Products. Accordingly, except as specifically allowed by any Additional Documents, AMDD, and the person(s) signing this Agreement on behalf of AMDD, agree not to actively or passively, directly or indirectly (e.g., through an affiliated company), engage in any business venture that is in direct competition with or would materially detract from AMDD's duties and responsibilities under this Agreement. AMDD may promote and sell items that are competitive with LOLPF Products so long as such activity does not impair, or materially detract from, AMDD's ability to market LOLPF Products as contemplated by this Agreement, and so long as such items are not presented in a manner which disparages LOLPF or any of its Marks or LOLPF Products, or infringes on LOLPF's trademark and related rights.

<u>The following two sentences shall apply if a check mark is placed in this box ☐.</u> If AMDD sells a competitive line or lines of horse feeds, companion animal feeds, and/or livestock feeds, AMDD shall commit inside retail display space for the sale of LOLPF Products on a per specie basis in an amount at least double in size to the inside space (shelf space or other) being used to display or promote all other competitive line(s) combined. Further, during any time of the year when outside retail displays are featured, LOLPF Products will, at a minimum, be given the same amount of outside display space (shelf space or other) on a per specie basis as any competing products.

15. Trade Marks, Trade Names and Proprietary Rights. LOLPF owns or is licensed to use certain trademarks and service marks including, but not limited to, Purina Mills®, Purina®, Chow®, the Checkerboard design, and Rangeland®, as well as other intellectual property and proprietary information (collectively, "Marks"). AMDD is authorized to use Marks only in the manner authorized by LOLPF, as stated in LOLPF's then effective advertising guidelines or in other Additional Documents, and may not use Marks in its business name. AMDD acknowledges and agrees that AMDD has no proprietary, ownership or other rights, or any claim to goodwill, in any Marks, and that it will not obtain any such rights in the course of performance of this

Accepted By (Initials): LR

Agreement. Use or registration by AMDD of any form of the Marks in Internet domain names is prohibited except to the extent specifically authorized in a written Additional Document. AMDD will not engage in any action that impairs, infringes or disparages the Marks in any respect.

16. Product Orders; Prices and Payment. LOLPF will make reasonable efforts to fill each AMDD order for LOLPF Products that is accepted by LOLPF, but LOLPF has the right to accept or reject any order. LOLPF will only accept orders that are capable of being shipped during the term of this Agreement. Unless otherwise agreed, all sales by LOLPF to AMDD will be under LOLPF's standard terms and conditions of sale in effect at the time an order is shipped. LOLPF has provided AMDD with a copy of its current terms and conditions of sale. LOLPF may suspend any accepted order if AMDD's account is not current. LOLPF will not be liable to AMDD for delays in shipment or default in delivery for any cause beyond LOLPF's reasonable control, including but not limited to a shortage or curtailment of material, labor, transportation, or utility services, or any labor or production difficulty in LOLPF's plants or those of its suppliers, government action, war, or other contingencies. AMDD will have no claim against LOLPF due to LOLPF's failure to furnish any LOLPF Products due to product unavailability or any reason of force majeure. If LOLPF is unable to supply LOLPF Products in the quantities ordered, it has the right to allocate shipments among its dealers and customers based on any combination of business factors it deems appropriate.

17. State and Local Taxes. AMDD warrants that all Products purchased from LOLPF are purchased for retail resale in the ordinary course of AMDD's business, that AMDD has complied and will comply with pertinent state and local laws regarding the collection and payment by AMDD of sales taxes, use taxes, and like taxes applicable to all such retail resale transactions, and that upon request AMDD will furnish evidence thereof to LOLPF.

18. LOLPF's Obligations to AMDD. In addition to its other obligations and rights hereunder, LOLPF will:

A. Supply LOLPF Products (from LOLPF or its subsidiary, affiliated or associated companies) in an expeditious manner, subject to LOLPF's order backlog, mill schedule, production, and other policies, and other reasonable business limitations, in accordance with the provisions of this Agreement;

B. Be available to respond to technical inquiries by AMDD and its customers;

C Provide reasonable quantities of LOLPF Product sales literature, printed material, and other promotion material which are generally made available by LOLPF to its dealers at no charge;

D. Provide advertising programs and materials as LOLPF deems fit;

E. Provide certain periodic training at no charge and additional optional training, which may involve a charge to AMDD, to AMDD's employee(s) regarding techniques for selling, marketing, and servicing the LOLPF Products, but AMDD shall be responsible for all travel and other expenses related to participating in such training; and

F. Inspect AMDD's Location periodically, in order to evaluate AMDD's efforts, at any time during normal business hours, on such dates and at such times as LOLPF determines in the exercise of its business judgment.

19. AMDD's Obligations to LOLPF. In addition to other obligations imposed hereunder, AMDD will:

A. Provide and maintain in a manner satisfactory to LOLPF a retail store at the Location(s) with adequate display and service facilities, and with qualified personnel to sell and service the LOLPF Products, and comply with all reasonable policies, rules and regulations issued by LOLPF from time to time relating to the sale and promotion of LOLPF Products;

B. Identify its Authorized Market Development Dealership using such signage, advertising material, and other identification as may be provided by or available from LOLPF from time to time;

C. Not engage in any activity which may disparage the image or goodwill of LOLPF, the LOLPF Products, or the Marks, or which otherwise may adversely impact LOLPF's distribution system;

Accepted By (Initials): LR

D. Carry an adequate inventory of LOLPF Products displayed in a professional, clean, and sanitary manner and properly rotate stock and maintain quality standards as furnished from time to time by LOLPF;

E. Use its best efforts to promote, sell at retail, service, and advertise the LOLPF Products and provide prompt, courteous, and efficient service to customers using adequately trained personnel;

F. Attend LOLPF dealer meetings at AMDD's own expense and have at all times at least one person on duty who is knowledgeable about the LOLPF Products and the programs offered by LOLPF; provide warranty service on LOLPF Products in accordance with LOLPF's warranty policy; and, keep LOLPF advised of all customer relations matters;

G. Not sell LOLPF Products with the intent or for the purpose of resale without prior approval from LOLPF;

H. Reasonably cooperate with LOLPF personnel and representatives, including allowing them to inspect AMDD's Location, and treat such personnel and representative in a courteous and professional manner;

I. Keep all accounts with LOLPF current, including payment of any LOLPF optional services requested by AMDD; and promptly provide complete and accurate financial information as requested by LOLPF;

J. Not advertise and sell LOLPF Products in areas where AMDD is unable to provide timely service to customers from the location(s) identified in Exhibit B; and,

K. Not sell LOLPF Products or use the Marks in mail order sales or in electronic commerce, except as may be specifically authorized in advance in writing by LOLPF.

20. Term. Unless terminated earlier as provided in this Agreement, the term of this Agreement shall be for one (1) year. This Agreement will automatically renew for successive one year period(s) on the anniversary date if and only if AMDD is in compliance with this Agreement on the renewal date, unless either party notifies the other party not less than ninety (90) days prior to the anniversary date that it does not intend to renew the Agreement. Any renewal may be subject to AMDD agreeing to supplemental terms and conditions required by LOLPF, or to AMDD's execution of a new dealer agreement. Neither LOLPF nor AMDD have any right to compel renewal of the Agreement, or entry into a new form of agreement, except by mutual consent; provided, however, if AMDD continues to purchase LOLPF Products, such purchases shall be deemed to be acceptance of the offered agreement, obligating AMDD to its terms.

21. Financial and Insurance Requirements. AMDD agrees to provide LOLPF with financial and other reports as may be required under LOLPF's Credit Policies. Personal statements of AMDD principals may be required as well if reasonably deemed necessary by LOLPF. The AMDD agrees to maintain adequate workers' compensation, general liability and property insurance coverage.

22. Change of Ownership. LOLPF has entered into this Agreement based on its confidence in AMDD (or if AMDD is a business entity, in the individual signing this Agreement) and the Agreement is personal in nature. Accordingly, AMDD may not sell, transfer, or assign this Agreement or the right to purchase LOLPF Products or operate as a LOLPF Authorized Market Development Dealer (or the right to receive all or a substantial part of the income, cash flow and/or profits from the operation of a LOLPF AMDD) without securing LOLPF's prior written consent. Although consent will not be unreasonably withheld, failure to secure written consent before proceeding with such a sale, transfer, or assignment will constitute a breach of this Agreement. LOLPF reserves the right to accept or reject a proposed replacement based upon its marketing needs, as well as the financial and other qualifications of the AMDD candidate, the business plans proposed by the candidate, and such other factors as LOLPF, in the exercise of its business judgment, determines are relevant to the long-term needs and business interests of its business. No sale, transfer, assignment, or other change of ownership transaction will be approved by LOLPF unless the successor candidate has agreed, in writing, to assume all outstanding obligations of AMDD with respect to this Agreement and the LOLPF Products, or other satisfactory written arrangements have been made. LOLPF may assign this Agreement or any interest therein.

Accepted By (Initials): LR

23. Termination or Expiration. The following provisions shall be the exclusive statement of the provisions of this Agreement governing termination or expiration of the relationship between LOLPF and the AMDD.

A. Voluntary Termination Without Cause. Either party may terminate this Agreement at any time for any reason on at least ninety (90) days prior written notice to the other party.

B. Immediate Termination. The following events shall be grounds for immediate termination of this Agreement by LOLPF:

i. AMDD becomes subject to any voluntary or involuntary proposal, bankruptcy, or insolvency proceedings, makes a general assignment for the benefit of creditors, is or becomes insolvent, or applies for or permits the appointment of a receiver, trustee or custodian for any of its property or assets;

ii. AMDD operates in a manner that substantially jeopardizes its financial stability, or AMDD is in violation of any material provision of LOLPF's published credit policies, as hereafter from time to time amended, including but not limited to a failure to promptly pay its obligations when due and owing to LOLPF in accordance with such credit policies;

iii. AMDD relocates any Location in violation of Section 2 hereof, or AMDD is in violation of Section 22 hereof pertaining to change in ownership;

iv. AMDD (a) commits any breach of the provisions of this Agreement relating to the Marks or affecting the reputation of LOLPF or LOLPF Products, or (b) operates its business in willful disregard of any other obligations or material provisions of this Agreement;

v. AMDD's conduct in connection with the entering into or performance of this Agreement is in bad faith, which shall include but not be limited to any material misrepresentation by AMDD in inducing LOLPF to enter into or continue this Agreement;

vi. AMDD has failed to order and take receipt of shipments of LOLPF Products for sixty (60) days or otherwise abandons the relationship; or,

vii. AMDD breaches one or more provisions of this Agreement on multiple occasions within any six (6) month period.

In such circumstances, LOLPF is not required to give advance notice of termination. The effective date of termination will be the date of actual delivery of a written notice from LOLPF to AMDD as provided herein. In such event, LOLPF shall also have the right to declare all amounts AMDD may owe to LOLPF to be immediately due and payable, and to take any other actions authorized under this Agreement or available under the law.

C. Termination After Notice And An Opportunity To Cure. If LOLPF wishes to terminate the business relationship with AMDD relying on either that LOLPF's determination that there has been unsatisfactory performance on the part of the other party or on a claimed breach by AMDD of any provisions outlined in this Agreement, current Additional Documents or Specific Performance Agreements, LOLPF shall give written notice to AMDD, defining the problem, specifying the corrective actions necessary to resolve it, and specifying the time period (not less than 30 days, or such longer period as may be required by applicable law) during which such corrective actions must be completed. Failure to resolve the problem within this time period shall mean that this Agreement shall terminate at the end of the specified time period without further action on the part of either party.

D. Responsibilities Following Notice of Termination or Expiration. Upon expiration or termination of this Agreement:

i. AMDD will immediately discontinue all use and display of the Marks and will, at its sole cost and expense, remove any and all Marks used by it. Thereafter, AMDD will not use, either directly or indirectly, any Marks or any other marks so resembling the Marks as to be likely to cause confusion or mistake or to deceive the public. If AMDD does not immediately discontinue all use and display of the Marks, LOLPF may enter AMDD's premises at the Location and remove all such uses and displays at AMDD's sole expense.

Accepted By (Initials): LR

ii. All orders placed by AMDD for LOLPF Products which are then outstanding will be automatically cancelled upon termination of this Agreement. Termination of this Agreement, however, will not release AMDD from any obligation to pay any sums which may then be owing to LOLPF. After notice of termination is given, LOLPF may place AMDD on a cash with order basis until the effective date of termination. During such period of time, LOLPF may limit the quantity of LOLPF Products sold to AMDD based on AMDD's historic ordering pattern or any other factors LOLPF in its sole judgment considers reasonable.

iii. AMDD will transfer or assign by appropriate documents to LOLPF or its nominee, all retail orders for LOLPF Products which AMDD has not filled, and all customers' deposits made thereon.

iv. Upon expiration or termination of this Agreement, LOLPF will be entitled to repurchase from AMDD all new, unsold and/or undamaged LOLPF Product in AMDD's inventory purchased from LOLPF that are in saleable condition. Such repurchase will be at the price shown on the original invoice from LOLPF to AMDD, less all allowances paid to AMDD and thirty percent (30%) restocking charge.

E. Effect of Expiration or Termination. No expiration or termination of this Agreement shall affect any obligation of either party to the other which was incurred prior to the date of expiration or termination.

F. Conduct After Expiration or Termination. At the time of the expiration or termination of this Agreement, AMDD shall cease to represent, promote, or solicit orders for LOLPF Products.

If either party has business relations with the other with respect to any of LOLPF's products or services after expiration or termination of this Agreement, such relations shall not constitute either a renewal of this Agreement or a waiver of such expiration or termination, nor shall such conduct after expiration or termination constitute the entering in to of a new agreement unless such conduct conforms to the provisions of Section 20 of this Agreement.

24. Dispute Resolution. LOLPF and AMDD each recognize the inefficiencies and delays inherent in the litigation process and agree to follow an informal method of attempting to promptly resolve most disputes between them and to apply certain other rules to all disputes that may arise.

A. Except for the disputes described immediately below, any dispute between LOLPF and the AMDD arising out of or relating to this Agreement or its termination, non-renewal, or breach will begin with a "Written Notice of Unresolved Disputes"; a written response from the other party; an effort to resolve the dispute by the parties; and, if that effort fails, participation in mediation conducted under the auspices of Judicial Arbitration and Mediation Services, Inc. ("JAMS") or the International Institute for Conflict Prevention and Resolution ("CPR"). If JAMS and CPR are unable to act in the matter, mediation shall be conducted under the auspices of any other mediation service mutually agreed to by the parties. The place of mediation proceedings shall be determined by the mediator, taking account of the convenience of necessary participants from LOLPF and AMDD, as well as any other factors deemed pertinent. LOLPF will, by means of an Additional Document, provide a statement of detailed procedures carrying this provision into effect.

B. Unless the parties otherwise agree in writing with respect to a particular dispute, the following categories of dispute are not subject to the procedures stated above: (i) a dispute concerning the failure of the AMDD to pay money it owes to LOLPF; (ii) disputes relating to (1) AMDD's use of LOLPF's trade names, trademarks, or service marks, or any other mark in which LOLPF has an interest, or (2) conduct which is alleged to otherwise infringe the intellectual property rights of LOLPF; (iii) a dispute relating to the assignment of this Agreement or the right to purchase LOLPF Products or operate as a LOLPF Authorized Market Development Dealer in violation of the Change of Ownership section of this Agreement; and (iv) any dispute, claim or cause of action (including disputes regarding LOLPF's exercise of its right to terminate this Agreement without prior notice) in which temporary, preliminary, permanent or any other form of mandatory or prohibitory injunctive relief or any other extraordinary remedy is sought and where the delay involved in pursuing alternative dispute resolution may result in irreparable harm.

Accepted By (Initials): LR

C *References to Business Judgment.* The parties recognize that certain provisions of this Agreement reflect the right of LOLPF to take (or refrain from) certain actions in the exercise of its business judgment, based on its assessment of the long-term interest of LOLPF. The foregoing reference to LOLPF's exercise of its business judgment, based on the assessment of the long-term interest of the LOLPF, is intended to establish a standard under which such judgment is subject to review in order to determine whether it reflects a business judgment exercised with a reasonable basis. Thus, it is agreed that in connection with any dispute resolution procedure, and in connection with any litigation that may be filed, where business judgment is put in issue, and there is due proof that such business judgment has in fact been exercised in accordance with the intent of this provision, neither a mediator nor a judge shall substitute his or her judgment (as to how he or she might decide an issue) in order to override a different, but acceptable, judgment exercised by LOLPF in accordance with this provision.

D. *Limitation of Actions*. LOLPF and AMDD agree that no form of legal proceeding permitted under this Agreement will be maintained by any party to enforce any liability or obligation of the other party, whether arising from this Agreement or otherwise, unless any required Notice of Dispute has been delivered in accordance with this Agreement, and the legal proceeding is initiated prior to the expiration of the earlier of (a) two (2) years after the date of discovery of the facts resulting in the alleged liability or obligation or (b) three (3) years after the date of the first act or omission giving rise to such alleged liability or obligation or (c) any applicable statute of limitations.

25. Obligations Established Solely by Written Agreement/Amendment. AMDD acknowledges that neither LOLPF nor anyone acting on its behalf has made any representations, inducements, promises or agreements, orally or otherwise, respecting this Agreement which are not embodied in this Agreement. Except for documents expressly incorporated into this Agreement by reference, or as otherwise provided herein, this Agreement represents the complete statement of the agreement of the parties and cannot be changed, modified or varied, including by custom, usage of trade, course of dealing or performance, except by a written instrument duly executed by both parties, or a writing executed by LOLPF permitted under the terms of this Agreement. This Agreement supersedes any prior agreement between the parties relating to the distribution of LOLPF Products. AMDD and LOLPF each acknowledge and agree that they wish to have their relationship governed completely by signed, written documents as provided above and acknowledge that while there have been, and will be, other forms of communication occurring in the course of their business relationship, when it comes to matters involving legal rights and/or obligations they have not, and in the future will not, place any reliance on communications other than such written instruments.

26. Notices. Notices required or permitted to be given by either party to the other party in connection with this Agreement must be in writing (including by facsimile if followed up by a hard copy delivered as set forth below) and either delivered personally or sent by certified mail or reliable express delivery service to the address provided below the receiving party's name on the signature page of this Agreement, or to any address subsequently provided in accordance with this section. Notices will deemed to be delivered three business days after being deposited with the United States mails, or one business day after being sent by express delivery service, or on the date of actual receipt (including by facsimile), whichever occurs first.

27. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to its choice of law provisions. If any provision of this Agreement or performance of any provision hereof is found to be illegal or unenforceable under any law now or hereafter in effect, such invalidity or unenforceability shall not affect the validity of the remaining portions of this Agreement.

28. Waiver. The failure of either party to insist on strict performance of this Agreement by the other shall not be construed as a waiver of the right to insist on such performance at any other time, and no waiver by either party of any breach by the other of any provision hereof shall be deemed a waiver of any other prior or subsequent breach.

Both parties signing this Agreement certify by such signing that they have had a full opportunity to review this Agreement and seek advice with respect thereto from such advisors as they wish to consult, and that they have full authority to commit their respective businesses to operate within the provisions of this Agreement. AMDD also acknowledges that it has conducted an independent investigation of the relationship

Accepted By (Initials): LR

contemplated by this Agreement, and realizes that it involves business risks and that an AMDD's success will be primarily dependent upon its own abilities.

Executed as of 12·10, 2009

LOLPF	AMDD
LAND O'LAKES PURINA FEED LLC	
By: [signature]	By: [signature]
Print Name: Rob Brock	Print Name: Lazaro Roig
Title: Region Director	Title: owner

Addresses for official notices under this Agreement only:

Land O'Lakes Purina Feed LLC	
Attention: President	Attention: Lazaro Roig
1080 County Road F West	Address: 12801 W Okeechobee Rd
Shoreview, MN 55126	City, St, Zip: Hialeah Gardens, FL
Fax: 651-481-2832	Fax:
	305 8[illegible] 2079 33018

Accepted By (Initials): LR

EXHIBIT A TO AUTHORIZED MARKET DEVELOPMENT DEALER AGREEMENT

LOLPF Products

The LOLPF Products covered by the Agreement shall be those LOLPF Products in the Selected Species checked below made generally available by LOLPF to authorized LOLPF dealers as of the date of this Agreement, except for those noted below as exceptions. AMDDA recognizes and agrees that certain LOLPF Products may be made available only upon its completion of applicable certification processes. The parties agree that the LOLPF Products will only be made available only to the Authorized Location(s) as noted below.

Applicable Authorized Dealer Location - Store Name, Location and Address:

Note: If multiple stores please fill out an Exhibit A for each.

LOLPF Products:

Selected Species (check the applicable boxes)

- ☒ **Lifestyle Products**
  - ☒ Horse
  - ☒ Pet
  - ☒ Companion Animal
    (Family Flock, Family Livestock, Grains, Outdoor)
  - ☒ Grass Cattle

Exceptions: ______________________________

- ☒ **Livestock Products – Purina brand**
  - ☒ Cattle
  - ☐ Dairy
  - ☐ Swine
  - ☐ Poultry

Exceptions:

____

- ☐ **Livestock Products – LAND O LAKES brand**
  - ☐ Cattle
  - ☐ Dairy
  - ☐ Swine
  - ☐ Poultry

Exceptions:

____

Accepted By (Initials): [handwritten initials]

<u>EXHIBIT B TO AUTHORIZED MARKET DEVELOPMENT DEALER AGREEMENT</u>

AUTHORIZED LOCATION(S) – MASTER LIST

Specify street address, city and zip code for each Authorized Location

1.) 12,905 W Okeechobee Rd #6 Hialeah Gardens FL 33018

2.) 12,905 W Okeechobee Rd #3 Hialeah Gardens FL 33018

3.)

4.)

5.)

Accepted By (Initials): LR